EX-10(i)


                           VISTAR DATACOM INCORPORATED



                       American Millenium Corporation Inc.




                                        1

                                TABLE OF CONTENTS

1.    Definitions.............................................................1

1.1 "Agreement"...............................................................1

1.2 "Confidential Information" or "Information"...............................1

1.3 "Disclosing Party"........................................................2

1.4 "Earth Station Equipment", "ESE" or

      "GlobalWave(tm) Earth Station Equipment"................................2

1.5 "Emergency Interruption"..................................................2

1.6 "End User"................................................................2

1.7 "Export Controls".........................................................2

1.8 "GlobalWave(tm)"..........................................................3

1.9 "Intellectual Property"...................................................3

1.10 "Intellectual Property Rights............................................3

1.11 "Manufacturer", "GlobalWave(tm) Manufacturer" or "Terminal Manufacturer".3

1.12 "Marks"..................................................................3

1.13 "Material Breach"........................................................3

1.14 "Message" or "GlobalWave(tm) Message"....................................3

1.15 "Message Volume" or "GlobalWave(tm) Message Volume"......................3

1.16 "Network" or "GlobalWave(tm) Network"....................................3

1.17 "Optional Services"......................................................3

1.18 "Packet Processing Centre", "PPC" or "GlobalWave(tm)
        Packet Processing Centre".............................................4

1.19 "Party" or "Parties".....................................................4

1.20 "Products" or "GlobalWave(tm) Products"..................................4

1.21 "Purchase Order".........................................................4

1.22 "Regular Repair Remedy"..................................................4

1.23 "Receiving Party"........................................................4

1.24 "Return Material Authorization" or "RMA".................................4

1.25 "Server".................................................................4

1.26 "Service" or "GlobalWave(tm) Service"....................................4

1.27 "System" or "GlobalWave(tm) System"......................................4

1.28 "Technology" or "GlobalWave(tm) Technology"..............................4

1.29 "Terminal" or "GlobalWave(tm) Terminal"..................................5

1.30 "Terminal Warranty" or "GlobalWave(tm) Terminal Warranty"................5

1.31 "Territory"..............................................................5

2. Appointment and Authority of AMCI..........................................5

2.1 Appointments..............................................................5

2.2 No Property Rights........................................................5

2.3 GlobalWave(tm) Trademark..................................................5

2.4 Right to Purchase.........................................................5

2.5 Right to Develop and Operate a Billing System.............................5

2.6 Requirement to Create End User Obligations................................6

2.7 Service Activation........................................................6

2.8 Letter of Credit..........................................................6

2.9 Server....................................................................6

2.10 Material Breach..........................................................6

3. End User Rates for GlobalWave(tm) Products and GlobalWave(tm) Services.....6

3.1 GlobalWave(tm) Product Sales..............................................6

3.2 GlobalWave(tm) Service Sales..............................................6

4. Taxes and License Fees.....................................................7

4.1 Except for taxes on the income of VDI, AMCI shall be responsible for any and all taxes of whatever nature due or arising under or out of this Agreement. More particularly, all prices set forth in Schedules A and C are exclusive of any and all taxes, levies, assessments, surcharges, duties or similar items assessed by a government body, and AMCI shall be solely and exclusively responsible for collection, remittance and/or compliance with any such taxes. If VDI is required to pay any taxes on behalf of AMCI, then AMCI shall promptly reimburse VDI for such payments, including any applicable penalties and interest not caused by VDI. In such event, VDI agrees to provide reasonable documentation supporting its payment of any such taxes, penalties or interest that it is required to pay on behalf of AMCI. VDI intends to procure a Resale Certificate where available and it is expressly understood that AMCI shall be responsible for the collection of all retail taxes from End Users............................................7

4.2 The collection and payment of all radio licensing fees due and payable to the governments of the United States, Canada or other foreign counties is responsibility of
AMCI..........................................................................7

5. Purchase Orders............................................................7

5.1 Purchase Order Requests...................................................7

5.2 Unauthorized Terms........................................................8

5.3 Delivery Dates............................................................8

5.4 In order for VDI to be in a position to ship Products and/or activate Services on a timely basis, in accord with this Article, it is essential it receive from AMCI regular and current sales/requirement forecasts.....................................................................9

6. Shipping and Handling......................................................9

6.1 Shipping Practices, Delivery Location and Insurance.......................9

6.2 Right of Inspection.......................................................9

6.3 Return Procedure..........................................................9

7. Payment....................................................................9

7.1 Payment Due Dates.........................................................9

7.2 Material Breach..........................................................10

8. Support, Training and Assistance..........................................10

8.1 Technical Advice, Support and Training...................................10

8.2 Technical Assistance.....................................................11

9. Ownership Rights, Intellectual Property Rights and Confidentiality........11

9.1 No Implied Transfer......................................................11

9.2 VDI's Intellectual Property Rights.......................................11

9.3 Use of Marks.............................................................11

9.4 Duty of Confidentiality..................................................12

10. Marketing and Promotion..................................................14

10.1 Marketing Materials.....................................................14

10.2 Advertising and Promotion...............................................14

10.3 Promotion of GlobalWave(tm).............................................14

10.4 Performance Obligations.................................................14

10.5 Promotional Material....................................................15

10.6 Remedies................................................................15

11. Lawful Purposes..........................................................15

11.1 AMCI and its End Users shall utilize the System, including without limitation, the Network and associated Services, only for lawful purposes and in compliance with all applicable rules, policies and regulations of the Federal Communications Commission (FCC) and/or Canadian Radio-television and Telecommunications Commission (CRTC) and those of any other federal, State, Provincial or local governmental bodies. It is expressly agreed and understood by the Parties that a breach of this Article 11 shall be deemed to be a Material
Breach of this Agreement.....................................................15

12. Representations and Warranties...........................................15

12.1 Representations and Warranties of AMCI..................................15

12.2 GlobalWave(tm) Terminal Warranty........................................15

12.3 Timing of GlobalWave(tm) Terminal Warranty Claims.......................16

12.4 Regular Repair Remedy...................................................16

12.5 AMCI Warranty...........................................................17

12.6 Extended Warranty Plan..................................................17

12.7 AMCI Indemnification....................................................17

13. GlobalWave(tm) Product and Service Design................................17

13.1 VDI shall at all times retain the right to control and direct the design of Products and/or Services, and may, in its sole and absolute discretion, make changes to Products and/or Services from time to time. AMCI shall market, sell, lease or otherwise distribute enhanced Products and Services and shall make available to its End Users all Product and Service enhancements introduced by
VDI from time to time........................................................17

14. GlobalWave(tm) Service Availability......................................17

14.1 Limitations on Availability.............................................17

14.2 Scheduled Service Interruptions.........................................17

14.3 Emergency Interruptions.................................................18

15. Term and Termination.....................................................18

15.1 Term....................................................................18

15.2 Termination for Material Breach.........................................18

15.3 Effects of Termination..................................................19

15.4 Treatment of Existing End Users.........................................19

15.5 Remedies................................................................19

16. Indemnification..........................................................20

16.1 Indemnification by VDI..................................................20

16.2 Remedies for Claim Against VDI..........................................20

16.3 Exclusion from Indemnification..........................................20

16.4 Limitation of Liability Respecting Intellectual Property................20

16.5 Indemnification by AMCI.................................................20

16.6 Export Control..........................................................21

16.7 Defense and Co-operation................................................21

16.8 Duty of Notification....................................................22

16.9 Remedies................................................................22

17. LIMITATIONS OF LIABILITY.................................................22

17.1 NO CONSEQUENTIAL OR INDIRECT DAMAGES....................................22

17.2 Monetary Limitation.....................................................22

18. Dispute Resolution and Court Settlement..................................23

18.1 Disputes................................................................23

18.2 Internal Resolution.....................................................23

18.3 Court Settlement........................................................23

18.4 Application for Equitable Relief........................................23

19. General..................................................................23

19.1 Independent Contractors.................................................23

19.2 No Expansion of Third Party Rights......................................23

19.3 Notice..................................................................24

19.4 Modifications...........................................................24

19.5 Waiver..................................................................24

19.6 Severability............................................................24

19.7 Counterparts; Original Signature Copies.................................24

19.8 Governing Law...........................................................24

19.9 Further Assurances......................................................25

19.10 Force Majeure..........................................................25

19.11 Headings...............................................................25

19.12 Inurement..............................................................25

19.13 Interest...............................................................25

19.14 Assignment.............................................................25

19.15 Treatment of Personnel.................................................25

19.16 Amounts in U.S. Dollars................................................25

19.17 Pre-Printed Terms Void.................................................25

19.18 Cumulative remedies....................................................26

19.19 No Rules of Construction...............................................26

19.20 Entire Agreement.......................................................26

19.21 Survival...............................................................26

19.22 Schedules..............................................................26

19.23 Acknowledgment.........................................................26









THIS GLOBALWAVE(tm) DISTRIBUTION AGREEMENT is entered into as of the 7th day of June 2000 (hereinafter called the "Effective Date").

BY AND BETWEEN:

VISTAR DATACOM INC., a corporation incorporated under the laws of the State of Delaware

(hereinafter called "VDI")

                                     - AND -

AMERICAN MILLENNIUM CORPORATION INC., a corporation incorporated under the laws of the State of New Mexico

(hereinafter called AMCI)

WHEREAS VDI provides data transmission services and equipment for remote monitoring and control of fixed and mobile assets via a proprietary, two-way, satellite packet system known as a GlobalWave System;

WHEREAS VDI wishes to sell GlobalWave(tm) Products and GlobalWave(tm) Services to various distributors and to appoint such distributors for the purpose of marketing and selling, leasing or otherwise distributing GlobalWave(tm) Products and GlobalWave(tm) Services to End Users;

WHEREAS AMCI wishes to purchase GlobalWave(tm) Products and GlobalWave(tm) Services from VDI and to be appointed by VDI as a distributor for a defined territory and market segment for the purpose of marketing, selling, leasing or otherwise distributing GlobalWave(tm) Products and GlobalWave(tm) Services to End Users;

WHEREAS VDI is desirous of entering into an agreement to appoint AMCI its non exclusive distributor for these purposes;

NOW THEREFORE, in consideration of the covenants and premises contained herein and intending to be legally bound hereby, VDI and AMCI agree as follows:

1.       Definitions

In this Agreement, capitalized terms shall have the following meanings:

1.1 "Agreement" shall mean this Non-Exclusive GlobalWave Distribution Agreement together with the Schedules attached thereto;

1.2 "Confidential Information" or "Information" shall mean any and all information, objects or materials relating to the business or affairs of the Disclosing Party whether of a financial, technical, scientific, commercial, economic or other nature including, but not limited to, Technology, all unpublished know-how, technical data, techniques, records, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, studies, manuals, documents, prototypes, products, business plans, market research, equipment, working materials, lists of customers, findings, inventions and ideas whether patentable or not, whether they be trade secrets or not and whether they be in written, machine readable, graphic, tangible or oral form, that are disclosed to the Receiving Party. It is expressly understood that Confidential Information shall include all copies and/or reproductions made by the Receiving Party of Information originally provided under this Agreement and that all Confidential Information shall at all times remain the property of the Disclosing Party. Where Information is disclosed orally, it shall be identified as confidential, proprietary, restricted or the like by the Disclosing Party at time of disclosure, or immediately thereafter.

However, Confidential Information shall not include any information, object or material that:

1. is or becomes public knowledge without any act or omission of the Receiving Party or any authorized agent or representative of the Receiving Party;

2. is developed independently by the Receiving Party, as evidenced by documentation dated prior to the time of disclosure, without the use of the Disclosing Party's confidential or proprietary information or thing;

3. as already in the possession of the Receiving Party as evidenced by documentation before receipt from the Disclosing Party without an obligation of confidentiality; or

4. is received by the Receiving Party from a third party as evidenced by documentation without a duty of confidentiality or non-disclosure restrictions.

1.3 "Disclosing Party" shall mean the Party to this Agreement that discloses Confidential Information to the Receiving Party;

1.4 "Earth Station Equipment", "ESE" or "GlobalWave(tm) Earth Station Equipment" shall mean the earth station racks, inclusive of all required hardware and software, capable of transmitting and receiving packets over a satellite system designated by VDI that supports mobile data communications in the Territory;

1.5 "Emergency Interruption" shall mean the interruption or suspension of GlobalWave(tm) Service for reasons beyond the reasonable control of VDI, and may include, but is not limited to, any interruption or suspension of GlobalWave(tm) Service as a result of maintenance requirements or other emergency conditions experienced by VDI, its L-Band satellite transmission facility provider and/or operator, or its distributors; conditions requiring a service interruption to protect personnel, facilities, or services of VDI, its network service provider, Network operator and/or its distributors; or, provision of emergency services during any natural or man-made disaster;

1.6 "End User" shall mean a subscriber of GlobalWave(tm) Service and user of GlobalWave(tm) Products;

1.7 "Export Controls" shall mean any restrictions or embargoes that make it unlawful for VDI and/or AMCI, pursuant to the laws of Canada, the United States or any other country, to export a GlobalWave(tm) System, GlobalWave(tm) Products, GlobalWave(tm) Services, GlobalWave(tm) Technology or a portion thereof, or any related materials, equipment or documentation, to a given country;

1.8 "GlobalWave(tm)" shall mean the proprietary Mark that is controlled by VDI that shall at all times be used to identify the Products, Services, Networks and Systems employing GlobalWave(tm) Technology;

1.9 "Intellectual Property" shall mean all forms of intellectual property and technology including, but not limited to, hardware, software and firmware, Confidential Information, designs, documentation, mask works, trade secrets, object code, source code and Marks provided, developed, owned or held by a Party or a third party;

1.10 "Intellectual Property Rights shall mean all forms of intellectual property rights and protections that may now or hereafter be obtained for, or may pertain to Intellectual Property and may include, without limitation, all right, title and interest in and to all;

1. letters patent issued throughout the world;

2. trade secrets, and all trade secret rights and equivalent rights arising under the common law, Federal, State or Provincial law and/or the laws of foreign countries;

3. mask works, copyrights, industrial designs, other literary property or authors' rights, whether or not protected by copyright, industrial design or as a mask work, under common law, Federal, State or Provincial law and/or the laws of foreign countries; and

4. Marks under common law, Federal, State or Provincial law and/or the laws of foreign countries;

1.11 "Manufacturer", "GlobalWave(tm) Manufacturer" or "Terminal Manufacturer" shall mean the third party(ies) duly authorized to manufacture GlobalWave(tm) Terminals;

1.12 "Marks" shall mean all proprietary indicia, trademarks, trade names, symbols, logo brand names and other proprietary indicia owned or held by a Party;

1.13 "Material Breach" unless otherwise stated shall mean a failure by one Party to perform a material covenant, condition or obligation of this Agreement;

1.14 "Message" or "GlobalWave(tm) Message" shall mean a message transmitted to and/or from a GlobalWave(tm) Terminal over the GlobalWave(tm) Network. A Message is part of the GlobalWave(tm) service portfolio;

1.15 "Message Volume" or "GlobalWave(tm) Message Volume" shall mean the volume of GlobalWave(tm) Messages that AMCI sells to its End Users according to the provisions set forth in this Agreement including Schedule A hereto;

1.16 "Network" or "GlobalWave(tm) Network" shall mean a network consisting of a L-Band satellite transmission facility, GlobalWave(tm) Earth Station Equipment, and GlobalWave(tm) Message Processing Centre;

1.17 "Optional Services" shall mean the incidental and consulting services provided by VDI, as amended from time to time at the sole discretion of VDI, which Optional Services and the related rates and terms are set out in Schedule C;

1.18 "Packet Processing Centre", "PPC" or "GlobalWave(tm) Packet Processing Centre" shall mean the equipment, inclusive of all required hardware and software, situated in a hub location that is capable of sending and receiving data packets to and from the ESE, routing packets to and from various locations via terrestrial connections, controlling and monitoring operation and access to a GlobalWave(tm) Network. The PPC also will provide the call detail records to be used by AMCI for the purpose of creating and managing its own billing system;

1.19 "Party" or "Parties" shall mean each of VDI or AMCI, either individually or collectively;

1.20 "Products" or "GlobalWave(tm) Products" shall mean, without limitation, GlobalWave(tm) Terminals, any related software, equipment, documentation, materials and other products set out in Schedule A as amended from time to time;

1.21 "Purchase Order" shall mean a purchase order delivered by AMCI to VDI for GlobalWave(tm) Products or GlobalWave(tm) Services, which shall be in the form as set out in Schedule C, it being explicitly agreed and understood by the Parties that any terms or conditions of a purchase order delivered to VDI that differ from the form of Purchase Order set out in the attached Schedule are null and void;

1.22 "Regular Repair Remedy" shall mean the repair remedy, more particularly described in Section 12.4, that VDI provides to AMCI respecting a defective Terminal;

1.23 "Receiving Party" shall mean the Party to this Agreement that receives Confidential Information from the Disclosing Party;

1.24 "Return Material Authorization" or "RMA" shall mean the process employed by VDI from time to time for the return of damaged Products;

1.25 "Server" shall mean the GlobalWave Value Added Server ("GWVAS") designed, architected to group, receive, store, format and report Terminal Data or any alternate service device approved, in advance, by VDI.

1.26 "Service" or "GlobalWave(tm) Service" shall mean any service that includes the transmission and processing of GlobalWave(tm) Messages, with or without additional features, so as to provide for remote monitoring and control of fixed and/or mobile assets by End Users;

1.27 "System" or "GlobalWave(tm) System" shall mean a system consisting of a L-Band satellite transmission facility, GlobalWave(tm) Earth Station Equipment, and GlobalWave(tm) Packet Processing Centre and GlobalWave(tm) Terminals;

1.28 "Technology" or "GlobalWave(tm) Technology" shall mean the proprietary two-way, satellite packet data gathering system, including all Intellectual Property Rights therein, which utilizes the L-Band frequency spectrum for packet messaging utilizing a remote low power terminal, a low bit rate and short packets;

1.29 "Terminal" or "GlobalWave(tm) Terminal" shall mean a terminal, inclusive of all required hardware and software, manufactured by a GlobalWave(tm) Manufacturer and deployed by the End User on fixed or mobile assets for the purpose of sending and receiving GlobalWave(tm) Messages;

1.30 "Terminal Warranty" or "GlobalWave(tm) Terminal Warranty" shall mean the warranty more particularly described in Section 12.2 provided by VDI to AMCI with respect to a Terminal;

1.31 "Territory" shall mean the geographical area and market segment, more particularly specified in Schedule B of this Agreement, within which AMCI is authorized by VDI to act as VDI's non-exclusive distributor of GlobalWave(tm) Products and GlobalWave Services.

2.       Appointment and Authority of AMCI

2.1 Appointments. Subject to the terms and conditions of this Agreement, VDI hereby appoints AMCI as its non-exclusive distributor in the Territory and during the Term for the purpose of marketing, selling, leasing or otherwise distributing Products and Services, including, without limitation, Messages and Terminals. It is expressly understood that AMCI shall not appoint third parties to assist it in the course of its performance of its obligations under this Agreement without, in each instance, the prior written consent of VDI, which consent shall not be reasonably witheld. AMCI hereby accepts such appointment and agrees to use all commercially reasonable efforts to market, sell, lease or otherwise distribute the Products and Services.

2.2 No Property Rights. This Agreement only permits AMCI to distribute Products as specified in this Agreement, and does not convey expressly, or by implication, estoppel or otherwise, to AMCI any Intellectual Property Rights, ownership, license or other interest of any kind in the Technology or other Intellectual Property owned or held by VDI and/or its licensors including, without limitation, the right to reproduce or modify, or make derivative works of Products and/or Services or any part thereof.

2.3 GlobalWave(tm) Trademark. AMCI shall at all times refer to and/or market, sell, lease or otherwise distribute all Products and Services under the GlobalWave(tm) Trademark. 2.4 Right to Purchase. For the purpose of performing its obligations under this Agreement, AMCI shall purchase Products and Services from VDI. Optional Services may also be purchased from VDI. The initial rates for such Products and Services and the Optional Services Rates are set out in Schedules A and C respectively. It is expressly understood that from time to time VDI may, without notice and without the consent of AMCI, at its sole discretion, amend such offerings by introducing new Products, Services and/or Optional Services; or terminating existing Products, Services and/or Optional Services. In addition, it is expressly understood that from time to time VDI may, upon sixty days prior written notice reasonably amend the rates, terms and/or conditions for the said Products, Services and/or Optional Services. Once amended, such new rates, terms and/or conditions shall become integral to this Agreement.

2.5 Right to Develop and Operate a Billing System. For the purpose of billing its End Users for the Products and Services distributed by AMCI, AMCI is hereby authorized to develop and operate, during the Term of this Agreement, a billing system compatible with the call detail records provided by the PPC. In the event that AMCI chooses not to provide its own billing system, such functionality may be obtained from VDI in accordance with the rates and terms set out in Schedule C.

2.6 Requirement to Create End User Obligations. AMCI is hereby obligated to ensure that any and all of its End Users are also required to adhere to the obligations, terms and conditions of Articles 12, 13, 14 and 17, and Subsections 2.2, 2.3, 9.1, 9.2, 9.3 of this Agreement, it being expressly understood that AMCI, in accordance with the terms of this Agreement including, without limitation, Section 16.5, indemnifies VDI for any breach of such obligations by its End-User(s);provided, however that VDI shall not be entitled to indemnification from AMCI for damages incurred as a result of VDI's ongoing failure to discontinue service on end user accounts noticed by AMCI in writing for cancellation or termination. . Furthermore, AMCI hereby grants VDI the right to enforce such obligations against AMCI's End Users and all legal agreements between AMCI and its End Users shall explicitly include such obligations and shall note the rights of VDI in this regard.

2.7 Service Activation. VDI will provide AMCI, from time to time, with a manual outlining the procedures to be followed for the purpose of commissioning a Terminal by activating Service on an individual Terminal. AMCI, upon receipt of the Products and/or Services ordered from VDI in accord with Article 5.1 herein, shall submit to VDI an additional payment of a further 10% of the value of the Products and/or Services over and above the initial deposit contemplated in
Article 5.1.

VDI shall invoice AMCI for the balance of the value of the Products and/or Services effective the date of shipment, which invoice shall be payable by AMCI within thirty days thereafter. Failure by AMCI to pay in full, any such invoice within this thirty day period shall, in accord with Article 2.10 be a Material Breach of this Agreement.

2.8 Letter of Credit. At any time during the Term of this Agreement, should AMCI have failed to pay an invoice rendered by VDI in accord with the provisions of this Agreement, on a timely basis, then AMCI shall thereafter during the balance of the Term of the Agreement be required to provide for and maintain a Letter of Credit for the benefit of VDI, in an amount acceptable to VDI, acting reasonably, and taking into consideration the amount of GlobalWave Products and GlobalWave Services purchased previously during the Term by AMCI.

2.9 Server. AMCI shall ensure that its Server interfaces with the PPC in accordance with all specifications provided by VDI. In the event that AMCI chooses not to provide its own Server, such functionality may be obtained from VDI in accordance with the rates set out in Schedule C.

2.10 Material Breach. It is expressly agreed and understood by the Parties that a breach of this Article 2 shall be deemed to be a Material Breach of this Agreement.

3. End User Rates for GlobalWave(tm) Products and GlobalWave(tm) Services

3.1 GlobalWave(tm) Product Sales. Subject to the terms and conditions of this Agreement and in accordance with the provisions set forth in Schedule A AMCI shall market and distribute Products, including but not limited to Terminals, to End Users at rates to be determined by AMCI.

3.2 GlobalWave(tm) Service Sales. Subject to the terms and conditions of this Agreement, and in accordance with the provisions set forth in Schedule A, AMCI shall sell Services, including, but not limited to, Messages to End Users at rates to be determined by AMCI.

4.       Taxes and License Fees.

4.1 Except for taxes on the income of VDI, AMCI shall be responsible for any and all taxes of whatever nature due or arising under or out of this Agreement. More particularly, all prices set forth in Schedules A and C are exclusive of any and all taxes, levies, assessments, surcharges, duties or similar items assessed by a government body, and AMCI shall be solely and exclusively responsible for collection, remittance and/or compliance with any such taxes. If VDI is required to pay any taxes on behalf of AMCI, then AMCI shall promptly reimburse VDI for such payments, including any applicable penalties and interest not caused by VDI. In such event, VDI agrees to provide reasonable documentation supporting its payment of any such taxes, penalties or interest that it is required to pay on behalf of AMCI. VDI intends to procure a Resale Certificate where available and it is expressly understood that AMCI shall be responsible for the collection of all retail taxes from End Users.

4.2 The collection and payment of all radio licensing fees due and payable to the governments of the United States, Canada or other foreign counties is responsibility of AMCI.

5.       Purchase Orders

5.1 Purchase Order Requests. AMCI shall place orders for Products and Services using Purchase Orders. At the time when an order is placed, AMCI shall provide a deposit representing ten percent (10%) of the value of Products ordered on any Purchase Order. VDI will use reasonable efforts to respond to Purchase Orders within five (5) business days of receipt. Purchase Orders shall be deemed effective upon written acceptance by VDI. Subject to the terms and conditions of this Agreement, including but not limited to those set out in Subsection 5.2 and
5.3 below, all Purchase Orders for Products and Services shall be firm once placed with and accepted by VDI. AMCI will be liable for payment for all Products and Services associated with accepted Purchase Orders and AMCI may not cancel or modify Purchase Orders that have been accepted by VDI. In the instance a customer of AMCI cancels or modifies its order for services with AMCI, upon the request by AMCI to modify and/or cancel its Purchaser Order with VDI, VDI will exercise its best and reasonable efforts to cooperate with AMCI in relation to such a requested change to the original purchase order so long as VDI has not taken any steps to initiate the manufacturing process required to fulfil the original requirement under the accepted Purchase Order. If VDI has taken steps to initiate the manufacturing process then AMCI may not cancel or modify said purchase order. In the event VDI agrees to modify the accepted Purchase Order, a new purchase order shall be issued by VDI with all payment terms remaining the same as the original accepted Purchase Order. In the event that VDI rejects a Purchase Order, it may advise AMCI in writing of amended terms upon which it would be prepared to accept the Purchase Order. AMCI may accept such amended terms only by submitting to VDI an amended Purchase Order. The amended Purchase Order will be deemed effective:

1. upon delivery if delivered to VDI within two (2) business days after VDI's proposed amendments to the original Purchase Order; or

2. upon acceptance in writing by VDI if delivered to VDI more than two (2) business days after VDI's proposed amendments to the original Purchase Order.

5.2 Unauthorized Terms. Unless otherwise agreed in writing by the Parties, any terms and conditions of Purchase Orders delivered by AMCI to VDI for Products and Services that conflict with or are inconsistent with the terms and conditions of this Agreement, including without limitation the form of Purchase Order agreed upon by the Parties, shall be null and void. VDI shall use reasonable business efforts to respond to any request from AMCI for modified shipping and/or delivery terms and/or conditions of a purchase order delivered by AMCI to VDI within ten (10) days from the receipt of such a request. All pre-printed terms on such Purchase Orders that do not form part of the agreed upon form of Purchase Order shall be void. Neither VDI's commencement of performance, nor its delivery of any Services or Products that are the subject of any Purchase Order shall be deemed or construed to constitute acceptance by VDI of any additional terms or conditions contained in any Purchase Order.

More specifically, by placing any order with VDI, AMCI is expressly accepting and agreeing to be bound by the terms and conditions of this Agreement. VDI'S ACCEPTANCE OF ANY ORDER PLACED WITH IT BY AMCI IS EXPRESSLY LIMITED TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. NO TERMS OR CONDITIONS OTHER THAN THESE TERMS AND CONDITIONS, AND NO AGREEMENT OR UNDERSTANDING IN ANY WAY MODIFYING OR CHANGING THESE TERMS AND CONDITIONS, SHALL BE BINDING ON VDI UNLESS SPECIFICALLY AGREED TO BY VDI PURSUANT TO A WRITTEN INSTRUMENT SIGNED AND DELIVERED BY VDI'S AUTHORIZED REPRESENTATIVE. ONLY OFFICERS OF VDI HAVING A TITLE OF VICE PRESIDENT OR PRESIDENT ARE AUTHORIZED TO SIGN AND DELIVER ANY SUCH WRITTEN INSTRUMENT.

THESE TERMS AND CONDITIONS SHALL NOT, IN ANY WAY, BE MODIFIED, CHANGED, LIMITED, CONTROLLED OR RESTRICTED BY ANY ORAL STATEMENTS, BY THE PROVISIONS ON ANY OF AMCI'S FORMS, OR BY LETTERS OR PAPERS WHICH ARE INCONSISTENT HEREWITH. ACCEPTANCE OF AMCI'S ORDER BY VDI IS EXPRESSLY MADE CONDITIONAL UPON AMCI'S ASSENT TO THESE TERMS AND CONDITIONS, WHETHER SUCH ASSENT IS BY WRITTEN ACKNOWLEDGMENT OR BY CONDUCT OF AMCI THAT RECOGNIZES THE EXISTENCE OF A CONTRACT, AND NO TERMS, CONDITIONS, PROMISES, UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES, ORAL OR WRITTEN, OTHER THAN THOSE SET FORTH HEREIN SHALL BE BINDING ON VDI THIS SECTION 5 CONSTITUTES NOTIFICATION OF VDI'S OBJECTION TO AND REJECTION OF ANY CONDITIONS OF SALE, WHETHER CONTAINED IN AMCI'S PURCHASE ORDER, BID DOCUMENTS OR IN ANY OTHER WRITING, THAT ARE DIFFERENT FROM, INCONSISTENT WITH OR IN ADDITION TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

PERFORMANCE BY VDI PURSUANT TO ANY PURCHASE ORDER OR BID DELIVERED TO VDI BY AMCI IS NOT TO BE CONSTRUED AS AN ACCEPTANCE BY VDI OF ANY TERMS OR CONDITIONS NOT SPECIFICALLY SET FORTH HEREIN.

5.3 Delivery Dates. Commercially reasonable efforts shall be made by VDI to satisfy the Purchase Order requirements of AMCI consistent with its sales/requirements plan as provided by AMCI to VDI, from time to time and specifically, VDI shall use commercially reasonable efforts to ship Products and/or activate Services by the date stipulated in the accepted Purchase Order. However, it is expressly understood that delivery dates are not firm. Additionally, in accordance with the terms of Schedule A, if so requested by AMCI, and if reasonably practicable, VDI will endeavour, at AMCI's costs, to advance the shipping of particular Products ahead of the date stipulated on a particular Purchase Order.

5.4 In order for VDI to be in a position to ship Products and/or activate Services on a timely basis, in accord with this Article, it is essential it receive from AMCI regular and current sales/requirement forecasts.

6.       Shipping and Handling

6.1 Shipping Practices, Delivery Location and Insurance. It is expressly understood that, while shipping, handling and insurance for the Products shall be arranged by VDI, the cost of such shipping, handling and insurance shall be borne by AMCI. All Products shall be shipped to the delivery location stipulated on the associated Purchase Order according to the standard commercial shipping practices of VDI and/or the Manufacturer. VDI agrees to arrange for insurance of the Products with VDI and AMCI as the named insured parties, and with VDI as the loss payee, until arrival of the Products at the delivery location. Shipping mode shall be at the discretion of AMCI as specified in the applicable Purchase Order. Products shall be shipped F.O.B. the Manufacturer's factory or F.O.B. the VDI warehouse, as applicable. More specifically, delivery of Products shall be deemed effected, and title to Products and risk of loss of the Products pass to AMCI as soon as:

1. the Products are delivered by the Manufacturer to a common carrier at the Manufacturer's manufacturing facility; or

2. the Products are delivered by VDI to a common carrier at VDI's warehouse location.

6.2 Right of Inspection. AMCI reserves the right to reject any shipments of Products that are damaged or do not conform to applicable specifications. AMCI is required to inspect each shipment of Products and give VDI written notice of any defects, inaccurate count or other discrepancies within ten (10) days of receipt. Upon receipt of such written notice VDI shall forthwith remedy such discrepancies and/or defects. If AMCI does not inspect Products within ten (10) days of receipt, the Products will be deemed accepted by AMCI. Any Product defects reported after ten (10) days after receipt of Products, or in circumstances where AMCI does not provide such notice to VDI within such ten
(10) days, will be covered by the Regular Repair Remedy described below in
Section 12.4.

6.3 Return Procedure. It is expressly understood by the Parties that AMCI must at all times adhere to the VDI RMA process in order to obtain a valid authorization for the return to VDI of any and all Products.

7.       Payment

7.1      Payment Due Dates.

1. Products: Invoices to AMCI will be issued following delivery, as deemed to be effected in Section 6.1, of Products by VDI or any VDI authorized agent, including, but not limited to, the Terminal Manufacturer. AMCI shall make payments for Products and Services within thirty (30) days of issuance of an invoice for the same. AMCI shall be solely responsible for invoicing and collecting from any third party that has purchased Products and Services from AMCI. It is expressly understood that AMCI shall have no right to set-off, off-set or to withhold payments owed to VDI as a result of uncollected amounts from third parties, or for any other reason. Acceptance by VDI of a partial payment by AMCI shall not constitute a waiver of VDI's right to be paid the remainder due. To secure AMCI's payment obligations under this Agreement, VDI shall retain a perfected security interest in all Product inventory in AMCI's possession or control. This perfected security interest shall terminate in respect of Products, as soon as payment for those Products is made by AMCI. It is expressly understood that until Products are paid in full by AMCI, AMCI is prohibited from entering into any consignment arrangements with third parties with respect to such unpaid Products. Payments for Products shall be made as follows: PAYMENT ADDRESS:

                           Vistar Telecommunications Inc

                           Attn: Controller
                           427 Laurier Ave. W, Suite 1410
                           Ottawa, Canada K1R 7Y2

or as directed in writing by Vistar Telecommunications

2. Services: Charges for selected and assigned Service levels will be billed by VDI one month in advance. Service related charges over and above the monthly commitments, if any, will be billed in the month following their accrual. AMCI shall pay VDI for Services on a monthly basis within thirty (30) calendar days of the date upon which an invoice is issued. Payments for Services shall be made as follows:

PAYMENT ADDRESS:

                           Vistar Telecommunications Inc

                           Attn: Controller
                           427 Laurier Ave. W, Suite 1410
                           Ottawa, Canada K1R 7Y2

or as directed in writing by Vistar Telecommunications

3. Optional Services: Charges for Optional Services will be billed on a monthly basis. Payment shall be made within thirty (30) days of the date of the invoice. Payments shall be made as follows:

                           PAYMENT ADDRESS:

                           Vistar Telecommunications Inc

                           Attn: Controller
                           427 Laurier Ave. W, Suite 1410
                           Ottawa, Canada K1R 7Y2

or as directed in writing by Vistar Telecommunications

7.2 Material Breach. It is expressly agreed and understood by the Parties that a breach of this Article 7 shall be deemed to be a Material Breach of this Agreement.

8. Support, Training and Assistance

8.1 Technical Advice, Support and Training. All technical advice, support and training for AMCI's End Users shall be provided by AMCI.

8.2 Technical Assistance. Notwithstanding the provisions of Section 8.1 above, AMCI may request in writing that VDI provide technical assistance in the installation, operation, support and/or maintenance of Products and/or Services. Upon receipt of such a request from AMCI, VDI will arrange to offer appropriate technical training to one specified AMCI employee identified by AMCI as a VDI subject matter expert. VDI will offer up to eight hours of technical training in respect of PPC and MT1000 system integration. All additional technical support hours to be provided by VDI at the request of AMCI shall be billed at rates appropriate for the level of technical support required by AMCI.

9. Ownership Rights, Intellectual Property Rights and Confidentiality

9.1 No Implied Transfer. Nothing in this Agreement shall be construed, explicitly or implicitly, as transferring or conveying to AMCI ownership or any other interest in any technology, including but not limited to, GlobalWave(tm) Technology, or other Intellectual Property owned by VDI and/or it licensors.

9.2 VDI's Intellectual Property Rights.

1. Acknowledgement of Ownership. AMCI hereby acknowledges and agrees that VDI and its licensors own, hold and/or retain all Intellectual Property Rights in or related to the Technology, Network, System, Products and Services and including, without limitation, all improvements and modifications thereto. It is expressly agreed and understood by the Parties, that nothing in this Agreement shall be construed as granting AMCI any rights whatsoever to modify and/or develop improvements to the Technology, Network, System, Products and/or Services.

2. Duty to Protect. AMCI agrees to ensure that it does not through any act or omission compromise the Intellectual Property Rights of VDI and/or its licensors or misappropriate the Intellectual Property of VDI and/or its licensors or reduce the goodwill therein.

3. Retention of Marks. AMCI agrees not to remove, alter, cover or otherwise deface any VDI Marks, legends, patent and copyright notices including, without limitation, those present on any Products, Technology, Confidential Information, End User Manuals, promotional material or other information delivered to AMCI by VDI. This obligation shall include and/or extend to all copies and partial copies of the foregoing.

4. Prohibition on Reverse Engineering. AMCI shall not disassemble, reverse engineer, decompile or decode Technology, Intellectual Property and/or Confidential Information of VDI in the form of software or derive its source code or algorithms or attempt or permit any third party to attempt any of the foregoing without, in each instance, the prior written consent of VDI which consent may be withheld, delayed, or conditioned in VDI's sole and absolute discretion.

9.3      Use of Marks.

1. Limitations of Use. Subject to the terms and conditions of this Agreement, including but not limited to this Section 9.3, during the term of this Agreement, each Party agrees to authorize the use of its Marks by the other Party, but only to the extent reasonably necessary to permit such other Party to fulfil its obligations under this Agreement. Such authorization shall be obtained in writing from the Party owning the Mark. AMCI shall not market or distribute Products or Services under any names or Marks other than those authorized by VDI. A Party owning or holding a Mark may, at its sole discretion, at any time, provide the other Party written notice that such other Party shall make no further use of a particular Mark or of any other name or device that is, or could be, confusingly similar therewith.

2. Ownership of Marks. The Parties acknowledge and agree that all rights, title and interest in the Marks of the other Party and the goodwill associated with the Marks remain at all times with the owning Party and that nothing in this Agreement shall be construed as granting either Party any proprietary rights or other interest in the other Party's Marks. Any use of another Party's Marks and any goodwill associated with such use shall enure to the benefit of the Party owning the Mark. More specifically, the Party granted the right to use the other Party's Marks under this Agreement explicitly agrees:

1. not to attack or contest the validity of the other Party's Marks or rights therein, including, without limitation, the Intellectual Property Rights in the said Marks, directly or indirectly;

2. not to register or attempt to register the other Party's Marks, or cause the Marks to be registered or attempt to be registered, in any country, state or other jurisdiction; and/or

3. not by any act or omission to facilitate any unauthorized use of the other Party's Marks or lead to a loss of goodwill of such Marks.

3. Quality Control. In order to confirm that use of the Marks complies with the provisions of this Agreement, the Party using the other Party's Marks shall submit to the owning Party, for its review, any and all proposed uses of the other Party's Marks no less than fourteen (14) days in advance of such proposed use. The owning or holding Party may, in its sole and absolute discretion, deny such use or instruct the using Party to modify such proposed use in accordance with the owning or holding Party's requirements.

9.4      Duty of Confidentiality.

1. Mutual Duty of Confidentiality. Each Party, as the Receiving Party, agrees:

1. To hold the Disclosing Party's Confidential Information in confidence and to use reasonable care to prevent unauthorized use or disclosure of the Disclosing Party's Confidential Information;

2. to use the Disclosing Party's Confidential Information only for the purposes contemplated by this Agreement;

3. to disclose the Disclosing Party's Confidential Information only to the Receiving Party's directors, employees, officers or legal counsel, or in the case of VDI, to the directors, officers, employees or legal counsel of its parent corporation, who have a reasonable need-to-know for the sole purpose of enabling the Receiving Party to fulfill its obligations under Agreement, and who prior to disclosure, undertake to hold such Confidential Information in confidence in accordance with the provisions of this Agreement; and

4. not to permit any third party or entity access to the Disclosing Party's Confidential Information (or any portion thereof) without the prior written consent of the Disclosing Party and without the third party entering into a non-disclosure agreement on the same terms as those set out in this Agreement.

2. Exception to Duty of Confidentiality. Notwithstanding the foregoing, the restrictions concerning the treatment of the Disclosing Party's Confidential Information described in this Section 9.4 shall not apply to the extent that the Disclosing Party's Confidential Information:

1. is disclosed by the Receiving Party subject to the restrictions set out in this Agreement where the prior written approval of the Disclosing Party has been obtained; or

2. is disclosed pursuant to a judicial or government order, provided that to the extent practicable and not restricted by law, the Receiving Party gives the Disclosing Party sufficient notice to contest such order.

3. Return of Confidential Information Upon Termination. Upon termination of this Agreement however caused, the Receiving Party shall forthwith return to the Disclosing Party, without retaining any copies thereof, all original copies of the Disclosing Party's Confidential Information and shall destroy any and all copies, modifications, compilations or other reproductions or extracts thereof in any form, together with such documents, memoranda, notes and other writings whatsoever prepared by the Receiving Party and its directors, employees, officers, consultants, agents or representatives based on the Confidential Information. Thereafter, a senior officer of the Receiving Party shall certify to the Disclosing Party that these actions have been taken.

4. Ownership of Confidential Information. The disclosure of Confidential Information shall not be interpreted or deemed to result in any change in the ownership of Confidential Information.

5. Remedies. The Parties expressly agree that the obligations of this Article 9 shall survive expiration or termination of this Agreement for any reason. It is expressly agreed and understood by the Parties that a breach of this Article shall be deemed to be a Material Breach of this Agreement and that the non-breaching Party shall be entitled to equitable relief to enforce the obligations under this Article 9 of the breaching Party.

10.      Marketing and Promotion.

10.1 Marketing Materials. Subject to the terms and conditions of this Agreement including, but not limited to, those relating to the use of Marks in Section 9.3, each Party grants to the other Party a right to use and copy any marketing materials that are delivered to the other Party from time to time. Such marketing materials are limited to those developed for the purpose of the promotion and distribution of the Products and Service.

10.2 Advertising and Promotion. All advertising and promotional materials prepared by a Party which refer to the other Party, or any other public statements referring to the terms of this Agreement, shall be submitted to the other Party in advance for written approval, which approval shall not be unreasonably withheld or delayed. The Parties expressly acknowledge that either Party is entitled to make approval conditional upon the implementation of reasonable amendments to advertising and promotional materials. Revised advertising and promotional materials shall be re-submitted for the prior written approval of the other Party and subject to the same terms and conditions.

10.3 Promotion of GlobalWave(tm). AMCI shall, at its own expense, use commercially reasonable efforts to promote the distribution of Products and Service within the Territory. Such promotion shall include, without limitation, the preparation and distribution of press releases and other public announcements, the use of promotional materials, advertising, AMCI's Web page, trade publications and catalogues, the participation in applicable trade shows, and the direct solicitation of orders from End Users.

10.4 Performance Obligations. In the performance of its obligations under this Agreement, AMCI shall represent Products and Service accurately and fairly and avoid any misleading or unethical business practices. AMCI shall not:

1. make any representations as to the functionality or performance of the Products, Service and/or Network except as reflected in technical manuals provided by VDI or as specifically approved in advance and in writing by VDI;

2. alter, re-label or change any Products without the prior written approval of VDI; or

3. engage in any form of substitution of a competing system or products when a End User expresses an interest in, or places orders for Products and/or Services.

10.5 Promotional Material. In accordance with the terms and conditions set out in Schedule C and in support of AMCI's marketing initiatives VDI shall, upon request, provide AMCI with collateral marketing material for Products and Services at the expense of AMCI.

10.6 Remedies. It is expressly agreed and understood by the Parties that a breach of this Article 10 shall be deemed to be a Material Breach of this Agreement. A breach of Sections 10.2 and 10.4 shall entitle VDI to equitable relief.

11.      Lawful Purposes

11.1 AMCI and its End Users shall utilize the System, including without limitation, the Network and associated Services, only for lawful purposes and in compliance with all applicable rules, policies and regulations of the Federal Communications Commission (FCC) and/or Canadian Radio-television and Telecommunications Commission (CRTC) and those of any other federal, State, Provincial or local governmental bodies. It is expressly agreed and understood by the Parties that a breach of this Article 11 shall be deemed to be a Material Breach of this Agreement.

12. Representations and Warranties

12.1 Representations and Warranties of AMCI. AMCI represents, warrants and covenants to VDI that:

1. it has and will continue to develop and maintain the necessary marketing, sales, operational, support, technical and financial skills, know how and resources required to perform its obligations under this Agreement;

2. it shall, in its role as a provider of Products and Services to End Users, diligently address and resolve any End User complaints, and in a professional and workmanlike manner and consistent with good industry practices;

3. it shall not engage in any conduct that injures the reputation of VDI, or the Technology, Products and/or Services which form the subject matter of this Agreement.

It is expressly agreed and understood by the Parties that a breach of this
Section 12.1 shall be deemed to be a Material Breach of this Agreement.

12.2 GlobalWave(tm) Terminal Warranty. Except as otherwise stated in this Agreement, VDI warrants to AMCI that each Terminal shall be free from defects in workmanship and materials for the earlier of, thirteen (13) months from the date upon which the Terminal is delivered to the delivery location specified in the Purchase Order, or one (1) year from the date upon which the Terminal is commissioned. Except as otherwise stated in this Agreement, Terminals shall be free from any liens or encumbrances against title when delivered to AMCI. It is expressly understood that this Terminal Warranty shall not apply to:

1. any external cables, batteries, and mounting hardware/brackets associated with a Terminal, all of which shall be considered consumable items and are therefore excluded from the Terminal Warranty;

                  2.       AMCI consigned or supplied materials;

3. Terminals that are abused, damaged, altered or misused; and

4. Once a properly installed Terminal is opened, the warranty on the gasket is void and VDI shall not be responsible for any subsequent resulting damage caused to the Terminal if the gasket is not properly replaced and the Terminal is not properly resealed.

12.3 Timing of GlobalWave(tm) Terminal Warranty Claims. ALL CLAIMS FOR A BREACH OF THE TERMINAL WARRANTY MUST BE RECEIVED BY VDI NO LATER THAN FIFTEEN (15) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD FOR A GIVEN TERMINAL.

12.4 Regular Repair Remedy. AMCI's exclusive remedy for any breach of the Terminal Warranty provided in Section 12.2 above shall be, at VDI's sole option:

1. repair by VDI at a facility of its choice;

2. replacement of the defective Terminal with a functionally equivalent product; or

3. refund of the purchase price of the Terminal.

AMCI will follow VDI's RMA procedure for all return of Terminals. Returned Terminals shall be returned to a location designated by VDI. Shipping, handling and insurance shall be pre-paid by AMCI and Terminals shall be shipped with RMAs enclosed. VDI will return repaired/replaced Terminals to AMCI or a third party designated by AMCI at VDI's expense, shipping, handling and insurance included, except that such return shall be at AMCI's cost and expense in the event that it is determined that no breach of the Terminal Warranty occurred. The Terminal Warranty on any repaired or replaced Terminal shall be of a duration equal to the balance of the term of the original warranty period applicable to the repaired or replaced Terminal. The terms and conditions specified in this Subsection 12.4 constitute the only Regular Repair Remedy provided for Terminals.

12.4(a) Emergency Repair Remedy. To cover circumstances of emergency field failure, VDI has recommended that AMCI maintain a suitable quantity of MT1000 Terminals in inventory. VDI has recommended to AMCI that it follow a first-in first-out inventory control method to assure appropriate management of warranty periods within its inventory. In the event of an emergency field failure and should AMCI not have sufficient inventory to rectify the situation then VDI shall undertake commercially reasonable best efforts to respond to an issued Purchase Order for the required Terminals and will ship the required Terminals to AMCI if sufficient inventory is available.

12.4(b) AMCI may then retrieve and ship the failed Terminals prepaid to VDI for returned material processing pursuant to Article 12.4 herein. Upon completion of the RMA procedure, VDI shall advise AMCI of its findings and shall void the issued Purchase Order if the determined Terminal failure is covered within the warranty provisions, otherwise the issued Purchase Order shall be due and payable in accord with its terms.

12.5 AMCI Warranty. Any warranty provided by AMCI to its End Users shall be of at least the same duration and shall have terms no less favorable than the Terminal Warranty and Regular Repair Remedy set out respectively in Sections
12.2 and 12.4 above. Nothing in this Agreement shall prevent AMCI from providing a warranty to End Users which is more favorable than the VDI Terminal Warranty or Regular Repair Remedy. However, it is expressly understood that AMCI's decision to provide an enhanced terminal or repair warranty shall in no way modify the VDI Terminal Warranty, Regular Repair Remedy or any of VDI's obligations under Sections 12.2, 12.3 or 12.4 above.

12.6 Extended Warranty Plan. The terms of this Agreement do not include the availability of an extended warranty plan for Terminals. However, in the event that AMCI requests VDI to provide an extended warranty, VDI may, at its sole discretion, enter into negotiations for the purpose of establishing terms and conditions upon which VDI would be prepared to repair Terminals outside the warranty period stipulated in this Agreement. If VDI so specifies any such terms and conditions, and if AMCI accepts such terms and conditions, such terms and conditions shall be set out in a schedule to this Agreement and upon execution by both Parties shall be incorporated into this Agreement.

12.7 AMCI Indemnification. VDI shall indemnify AMCI against any and all damages, incurred by AMCI as a result of VDI's problem of faulty or defective Terminals or equipment.

13. GlobalWave(tm) Product and Service Design.

13.1 VDI shall at all times retain the right to control and direct the design of Products and/or Services, and may, in its sole and absolute discretion, make changes to Products and/or Services from time to time. AMCI shall market, sell, lease or otherwise distribute enhanced Products and Services and shall make available to its End Users all Product and Service enhancements introduced by VDI from time to time.

14. GlobalWave(tm) Service Availability.

14.1 Limitations on Availability. Services are subject to availability, it being expressly understood that Services may not be available for reasons including but not limited to:

1. a blockage of satellite coverage by man-made or natural structures;

2. satellite or other communications facilities failure, limitations or equipment outages;

3. regulatory requirements; or

4. the failure of VDI's L-Band satellite transmission facility provider to provide such service for any reason.

14.2 Scheduled Service Interruptions. Services may also be interrupted from time to time for regularly scheduled maintenance. VDI shall provide the AMCI with forty-eight (48) hours advance notice of such scheduled interruptions and will endeavor to minimize the duration of any such interruptions; and, if possible, such scheduled interruptions shall occur during a time period considered by VDI to be the least disruptive.

14.3 Emergency Interruptions. Service may be interrupted without advance notice at any time due to the occurrence of an Emergency Interruption. In the event of such an Emergency Interruption to the Services, VDI shall use commercially reasonable efforts to immediately notify AMCI that such an Emergency Interruption has or will occur. Emergency Interruptions to Services shall be restored on a priority basis.

15.      Term and Termination

15.1 Term. Unless otherwise terminated as set forth in this Article 14, the term of this Agreement shall commence on the Effective Date and shall continue for a period of four years (the "Term"). The Term of this Agreement may be renewed for a further four year term upon the mutual agreement of both VDI and AMCI.

15.2 Termination for Material Breach. Except as otherwise provided in this Agreement, in the event of any Material Breach by a Party, the other Party may terminate this Agreement by giving the breaching Party thirty (30) days prior written notice of such Material Breach provided that:

1. This Agreement shall not terminate if the breaching Party promptly commences the cure of such Material Breach and thereafter diligently and consistently prosecutes such cure to completion prior to the expiration of such thirty (30) day period, or if the breach cannot be cured within such thirty (30) day period, such longer period as is reasonable under the circumstances.

2. However, in no event shall the non-breaching Party be required to extend to the breaching Party a cure period of more than ninety (90) days and the non-breaching Party may, at its sole discretion, choose not to grant the breaching Party any cure period where the breaching Party has previously been given three cure periods for any Material Breach of this Agreement.

3. Where the Material Breach is with respect to the unauthorized release or use of Intellectual Property and/or Confidential Information contrary to Article 9, the non-breaching Party may, in its sole and absolute discretion, declare the breach to be one which cannot be cured. In such event, the non-breaching Party shall provide the Party in breach with written notification of the Material Breach and the fact that no cure period is available. The Agreement shall terminate without further notice three days after delivery of such notice. In the event that the non-breaching Party deems the circumstances such that it is desirous of providing a cure period for a Material Breach of Article 9, then the terms and conditions of Subsection 15.2(i) above shall apply.

4. In addition to the provisions which, if breached, the Parties have expressly deemed to amount to a Material Breach, the Parties also hereby agree that a Party shall be deemed to be in Material Breach where:

1. a Party commits any breach that is not cured within ninety (90) days or such longer period from the date of delivery of a notice by the non-breaching Party to the breaching Party advising of the breach;

2. any insolvency, receivership or bankruptcy proceedings are commenced by or against the a Party, a Party becomes insolvent, makes an assignment for the benefit of creditors of all or part of its assets, acquiesces to the appointment of a receiver for itself or any of its assets or properties, or a Party is dissolved, ceases to carry on business or a decision is made by a Party's Shareholders and/or Directors to cease business. Upon the happening of any of the foregoing events this Agreement shall be deemed to have automatically terminated without notice.

15.3 Effects of Termination. In the event of the termination of this Agreement:

1........AMCI shall:

1. immediately cease all sales and marketing efforts of Products, Services and all use of VDI Confidential Information, Marks, equipment, materials and documentation;

2. pay all amounts owing to VDI including all amounts owing as a result of the fulfillment of Purchase Orders under Subsection 15.3 (ii)(a) below; and

3. in accordance with the terms of Section 15.4 below, for a period of up to ninety (90) days following termination of this Agreement, continue to provide support and Services to existing End Users.

2........VDI shall:

1. provided the cause for termination of the Agreement is not the result of Material Breach by AMCI, fulfil all Purchase Orders accepted by VDI for Products and Services, as of the date of notice of termination of this Agreement; and

2. continue to honor the unexpired portions of the Regular Repair Remedy and Terminal Warranties applicable to Products already sold, or to be sold pursuant to Subsection 15.3(ii)(a) above, to AMCI.

15.4 Treatment of Existing End Users: In the event that AMCI ceases to be a Distributor of Products and Services, AMCI shall use all reasonable commercial efforts to assist its End Users in an orderly transition through which its End Users may be directed to another authorized distributor of Products and Services.

15.5 Remedies. It is expressly agreed that the obligations of this Article shall survive expiration or termination of this Agreement for any reason, and AMCI expressly acknowledges that a breach of the obligations set out in Section 15.4 shall entitle VDI to equitable relief.

16.      Indemnification

16.1 Indemnification by VDI. VDI will indemnify AMCI from and against all direct losses, liabilities, costs, damages, and expenses (including reasonable attorneys' fees and disbursements) incurred by AMCI as a result of any claim, action, suit or proceeding based on a claim of any third party resulting from AMCI's use of the Technology, Products, Services and/or the Network in accordance with the terms of this Agreement, where the damages are caused by VDI's negligence, recklessness or intentional act.

16.2 Remedies for Claim Against VDI. If the use of the Technology, Products, Services and/or Network is enjoined by an order of a court of competent jurisdiction because of a claim of infringement of a third party's Intellectual Property Rights, or, if VDI believes that such an order is likely, then, at no expense to AMCI, VDI may, at its option:

1. procure for AMCI a license to continue using Technology, Products, Services and/or the Network in accordance with the terms of this Agreement if the cost of the license is not prohibitively expensive and is available upon reasonable commercial terms;

2. modify or substitute Technology, Products, Services and/or the Network so that they do not infringe such third party rights while substantially maintaining conformity with the performance criteria for Technology, Products, Services and/or the Network if the cost of such modification or substitution is not prohibitively expensive and is available upon reasonable commercial terms; or

3. if no such license or non-infringing replacement is commercially reasonable under the circumstance, terminate this Agreement.

16.3 Exclusion from Indemnification. VDI shall not be required to take any of the actions described in Section 16.2 or be required to indemnify AMCI and, shall have no liability for any claim of infringement of the Intellectual Property Rights of any third party based on use of Technology, Products, Services and/or the Network by AMCI pursuant to this Agreement if any part thereof has been modified or combined with other technology without the express prior written approval of VDI.

16.4 Limitation of Liability Respecting Intellectual Property. THIS ARTICLE 16 SETS FORTH THE ENTIRE LIABILITY OF VDI WITH RESPECT TO INFRINGEMENT OF A THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS, AND VDI SHALL HAVE NO ADDITIONAL LIABILITY OR DUTIES WHATSOEVER WITH RESPECT TO ANY CLAIMED OR PROVEN INFRINGEMENT.

16.5 Indemnification by AMCI. Except as otherwise explicitly stated in this
Agreement:

1. AMCI shall indemnify VDI from and against all losses, liabilities, costs, damages, and expenses (including reasonable attorneys' fees and disbursements) incurred by VDI as a result of any claim, action, suit, or proceeding including without limitation, a third party action, or a claim by VDI against AMCI , based on

1. AMCI's negligent, reckless or willful acts in connection with AMCI's performance of this contract, or

2. AMCI's failure to comply with its obligations pursuant to this Agreement.

2. AMCI shall also indemnify VDI from and against all losses, liabilities, costs, damages and expenses (including reasonable attorney's fees and disbursements) incurred by VDI as a result of a third party claim, action, suit or proceeding including, without limitation, a third party action ,or a claim by VDI against AMCI, based on any of the following:

1. the contents or addressing of any data created and/or transmitted by AMCI or an AMCI End User;

2. any claims of infringement of copyright or patent, libel, slander, or misrepresentation arising from or in connection with the transmission of communications by means of the Technology, Products, Services and/or the Network, other than a claim arising from a breach of VDI's obligations under the Agreement.

3. a claim of infringement of a third party's Intellectual Property Rights resulting from AMCI's or a AMCI End User use and/or distribution of the Technology, Products, Services and/or the Network, if any part of any of these items has been modified or combined with other Technology without the express prior written approval of VDI; or

4. a claim based upon "AMCI's" failure to comply with its obligations in Section
2.6 of this Agreement.

16.6 Export Control. AMCI shall carry out the obligations contemplated hereby and shall otherwise deal with Products, Service, Network, Technology and any related documentation, equipment and materials or any portions thereof in conformity with all applicable laws, rules and regulations of all governmental authorities, including, without limitation, any and all restrictions or embargoes pursuant to the laws of Canada, the United States or any other country that make it unlawful for VDI and/or AMCI to export a System, Products, Service, Technology or portion thereof, or any related materials, equipment or documentation to a given country. In addition, AMCI hereby agrees that it will indemnify VDI and hold VDI harmless from and against any loss, liability, cost, damage or expense that VDI may incur or suffer resulting in any way from AMCI's failure to comply with all applicable laws and regulations of the United States, Canada, or any other country.

16.7 Defense and Co-operation. Any Party obligated to provide an indemnification pursuant to this Article 16 shall resist, defend, or settle at its own expense any demand, suit, claim, action, or proceeding. The indemnifying Party shall pay any damages, costs, royalties, or other sums awarded as a result of or related to the settlement of any such demand, suit, claim, action, or proceeding against the Party entitled to the indemnification, any affiliated company of that Party or any of their respective directors, officers, agents or employees. The indemnified Party shall provide the indemnifying Party with prompt written notice of any demand, suit, claim, action, or proceeding subject to this Article. Upon the indemnifying Party's request, and at the indemnifying Party's expense, the indemnified Party shall assist the indemnifying Party in resisting, defending, or settling any demand, suit, claim, action or proceeding subject to this Article. Upon the indemnifying Party's request, the indemnified Party shall provide the indemnifying Party authority to resist, defend, or settle a demand, suit, claim, action or proceeding subject to this Article. The indemnified Party may select and retain separate counsel at its own expense to provide it with independent advice in the resistance, defense or settlement of demands, suits, claims, actions, and proceedings subject to this Article and the indemnifying Party shall advise the indemnified Party's counsel of all material developments in the relevant demand, suit, claim, action or proceeding, or in the defense thereof. In addition, the indemnifying Party shall not, without the indemnified Party's consent, settle or compromise any claim or consent to any entry of judgement which does not include the giving by the claimant or the plaintiff to each indemnified Party of an unconditional release from all liability with respect to such claim. As well, the indemnified Party shall have the right to pay, settle, or compromise any such claim as to itself, provided that in such event the indemnifying Party shall be relieved of any liability or obligation which would otherwise then or thereafter have existed or arisen under this
Article 16 in respect of such claim.

16.8 Duty of Notification. Each Party shall promptly notify the other Party in writing upon its discovery of any actual or alleged infringement of the other Party's Intellectual Property Rights or the unauthorized use or disclosure of the other Party's Confidential Information. Additionally, AMCI shall promptly notify VDI in writing upon its discovery of any actual or alleged unauthorized use of Technology, Products, Services and/or the Network. Each Party agrees to notify the other Party immediately upon the commencement of or threat of commencement of any claim, suit or action brought or that may be brought against the other Party, where the outcome of such claim, suit or action may adversely affect the rights or obligations of the other Party under this Agreement.

16.9 Remedies. It is expressly agreed and understood by the Parties that a breach of this Article 16 shall be deemed to be a Material Breach of this Agreement and that the obligations of this Article survive expiration or termination of this Agreement for any reason.

17.      LIMITATIONS OF LIABILITY

17.1 NO CONSEQUENTIAL OR INDIRECT DAMAGES. THE FOREGOING EXPRESS WARRANTIES OF VDI EXPRESSLY SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES BY VDI, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

IN NO EVENT WILL VDI BE LIABLE TO AMCI OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED ON ANY THEORY OF LIABILITY . IN ADDITION, IN NO EVENT SHALL VDI BE LIABLE TO AMCI OR ANY THIRD PARTY ON ANY THEORY OF LIABILITY FOR ANY DIRECT DAMAGES ASSOCIATED WITH LOST OR CORRUPTED DATA.

17.2 Monetary Limitation. As a material condition of VDI entering into this Agreement, and in regard to any causes of action arising out of or related to this Agreement including, but not limited to, claims of negligence, breach of contract or breach of warranty or otherwise, or any other claim whether in contract, tort or any other legal theory, AMCI agrees that the liability of VDI shall in no event exceed $20,000.00 Dispute Resolution and Court Settlement

18.      Dispute Resolution and Court Settlement.

18.1 Disputes. In the event of any dispute, each Party shall provide the other Party with written notice setting forth the outstanding issues and positions of such Party regarding such dispute. It shall be the obligation and responsibility of the designated contact of each Party to use his or her best efforts, in good faith, to resolve any such dispute, in cooperation with appropriate additional representatives of both Parties, as soon as reasonably possible.

18.2 Internal Resolution. If (i) at any time either Party does not believe the dispute can be resolved without action by senior management or (ii) within thirty (30) days after a Party has first contacted the other Party in writing in an attempt to resolve a dispute (or five (5) business days in connection with disputes arising under disclosure of Confidential Information), such dispute has not been resolved to the mutual satisfaction of the two Parties, then the senior management of each Party shall within forty-eight (48) hours of notification by either Party commence discussions to resolve the dispute. Notwithstanding the foregoing, either Party may give notice of default during the thirty (30) day period in which the Parties' senior managers are discussing such dispute.

18.3 Court Settlement. Both Parties agree that disputes between the Parties under this Agreement as well as any and all causes of action, with the exception of breaches and/or Material Breaches relating to Article 9, whether or not arising under this Agreement, not settled through negotiation between the Parties shall be settled through a trial in a court of competent jurisdiction by commercial judge without a jury . The trial shall be conducted in English language in the State of Virginia unless the Parties agree in writing to conduct the arbitration in another location.

18.4 Application for Equitable Relief. The Parties agree that certain breaches of this Agreement, may give rise to injuries that are not fully compensable by damages. Therefore, the Parties acknowledge and agree that in addition to any other remedies available at law, and notwithstanding the provisions of Section 18.1, a Party shall be entitled to apply to a court of competent jurisdiction and seek injunctive or other equitable relief, including, without limitation, specific performance, from the other Party to enjoin any breach by the other Party of the provisions of this Agreement.

19.      General

19.1 Independent Contractors. The relationship of VDI and AMCI established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct or control the day-to-day activities of the other; to constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or to allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

19.2 No Expansion of Third Party Rights. Nothing in this Agreement shall in any way expand the rights or remedies of any third party against VDI or AMCI as compared to the rights and remedies which such third party would have had against VDI or AMCI, as the case may be, had this Agreement not existed.

19.3 Notice. All notices hereunder shall be in writing and shall be deemed effective upon receipt when delivered by hand, overnight delivery courier, by facsimile transmission (provided such notice is also given in any of the other manners set forth herein) or when mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses listed below (or at such other address for a Party as shall be specified by like notice).

                  If to VDI:

                  VDI

                  590 Herndon Parkway
                  Suite 500
                  Herndon, VA  20170
                  Attention: Mr. Bjorn T. Svinterud

                  with a copy (which shall not constitute notice) to:

                  Nelligan Power

                  66 Slater Street

                  Suite 1900
                  Ottawa, Ontario

                  K1P 5H1

                  Attention: Ms. Stephanie M. Traynor

                  If to AMCI:

                  AMCI

                  1010 10th Street,Suite 100
                  Golden, Colorado  80401

                  Attention: Andy Cauthen, President and CEO

19.4 Modifications. No amendment, changes to, or waiver of any provision of this Agreement shall be effective unless reduced to writing and signed by authorized representatives of both Parties.

19.5 Waiver. The failure of either Party to insist upon strict adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver of any right thereafter to insist upon strict adherence to that term or condition or any other term or condition of this Agreement.

19.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction or an arbitrator(s), then the remaining provisions will nevertheless remain in full force and effect.

19.7 Counterparts; Original Signature Copies. This Agreement may be executed in counterparts, each of which shall be deemed an original.

19.8 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the commonwealth of Virginia without regard to conflicts of laws provisions thereof.

19.9 Further Assurances. Each Party to this Agreement will, at the request of the other Party and without charge, provided that the cost to the providing Party is reasonable under the circumstances, execute and deliver all such further instruments and documents as may be reasonably requested to further confirm, carry out and otherwise accomplish the intent and purpose of this Agreement.

19.10 Force Majeure. The Parties shall be relieved from their obligations (other than the obligation to make payments) at any time upon the occurrence and for the duration of any act or event outside the control of the Parties which would render the performance of such obligations impossible, or by any event constituting force majeure, always provided that the Party so relieved of its obligations shall take reasonable steps to prevent, correct or amend such act or event which renders such performance of obligations impossible. After ninety
(90) consecutive or cumulative days of the suspension of a Party's obligations due to force majeure, the other Party may terminate this Agreement.

19.11 Headings. The headings contained in this Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Agreement.

19.12 Inurement. This Agreement shall be binding upon and shall inure to the benefit of both Parties and their respective successors and permitted assigns. For the purposes of this Agreement, successors and assigns of a Party shall include any person, firm, corporation, or other entity which at any time, whether by merger, acquisition, purchase, or otherwise, shall acquire all or substantially all of the assets of that Party.

19.13 Interest. Any amount that is not paid when due will bear interest until fully paid at the rate of the lesser of (i) one percent and one half (1-1/2%), per month compounded monthly, or (ii) the highest rate permitted by applicable law. VDI shall also be entitled to recover its costs and expenses, if any, incurred in collecting such amount. VDI's entitlement to interest shall in no way effect AMCI's obligations to make payments in accordance with Article 7 of this Agreement, and VDI's acceptance of such interest shall not be deemed to be waiver of any of AMCI's obligations respecting payments.

19.14 Assignment. AMCI may not assign this Agreement without the advance written consent of VDI, which consent may be withheld, conditioned, or delayed in VDI's sole and absolute discretion. AMCI's surviving rights and/or obligations under this Agreement may in no event be assigned following termination of this Agreement.

19.15 Treatment of Personnel. AMCI shall bear sole responsibility for payment of compensation (including applicable benefits) to its personnel assigned to perform its obligations under this Agreement, and shall also bear sole responsibility for any applicable tax withholding required by law in respect of such personnel. Under no circumstances shall VDI be considered the employer of any of AMCI personnel, nor shall AMCI personnel be entitled to any benefits enjoyed by VDI personnel.

19.16 Amounts in U.S. Dollars. Except as otherwise specified in this Agreement, all amounts stated in the Agreement are in U.S. dollars.

19.17 Pre-Printed Terms Void. Subject to the provisions of Subsection 5.2, the pre-printed terms on any invoice, purchase order, acknowledgment, packing slip or similar document provided by one Party to the other in connection with this Agreement shall be of no force or effect.

19.18 Cumulative remedies. Except as otherwise expressly stated in this Agreement, all remedies available to either Party for breach of this Agreement are cumulative and may be exercised concurrently or separately and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

19.19 No Rules of Construction. This Agreement shall not be interpreted in favor or against a Party on the basis of the existence or absence of legal representation in the case of either Party.

19.20 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and supersedes all prior agreements and representations, whether oral or written, relating to the subject matter hereof.

19.21 Survival. Except as otherwise provided in this Agreement, the provisions of Articles 1, 4, 7, 9, 12, 15, 16, 17, 18, 19 (excluding Section 19.14) and
Sections 2.2, 6.3 and 8.1 shall survive the termination or recision of this Agreement for any reason. Nothing in this Agreement shall be construed so as to extend or override a statutory limitation on the time within which any action or actions based on this Agreement may be brought.

19.22 Schedules. The Schedules to this Agreement form part of and are incorporated into this Agreement as fully and effectively as if they were set forth in this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and one or more of the Schedules, the conflict or inconsistency shall be resolved in favor of the Agreement.

19.23 Acknowledgment. Each Party acknowledges that it has read this Agreement, including the Schedules attached hereto and forming part hereof, and each Party understands and agrees to be bound by its terms and conditions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Vistar Datacom Inc.                                    AMCI
         /s/ David Sward...                           /s/ Andrew F. Cauthen
By:                                                    By:


         David Sward                                    Andrew F. Cauthen
Name:                                                     Name:
          (print or type)                             (print or type)

               General Manager                        President / CEO
Title:                                                    Title:



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                                   Schedule A

             To the GlobalWave Non-Exclusive Distribution Agreement Between AMCI and VISTAR Datacom Inc.

                  (hereinafter referred to as the "Agreement")
                               dated June 7, 2000

Capitalized terms shall have the same meaning as set out in the Exclusive GlobalWave(tm) Distribution Agreement.

PART I   PRODUCT AND SERVICE RATES

A1.      GlobalWave Service Rates.

AMCI may elect one of the ten levels for each Terminal based on the existing rate card. Once a level has been elected, the monthly Message charge corresponding to the volume of Terminals already commissioned will be applied whether or not a Terminal utilises all the Messages allotted for that level in any given month. Unused Message allotments will not be carried forward to the following month.

A3.      GlobalWave Product Rates

Terminals shall be purchased by AMCI, excluding messaging, taxes, licenses, packaging, shipping, and registration fees at the rates set out in the rate card.

An initial activation fee of twenty-five ($25.00) dollars shall be applied co-incident with the commissioning of each Terminal. In the event that a Terminal is decommissioned and later re-commissioned a reactivation fee of twenty-five ($25.00) dollars shall be applied each time a Terminal is re-commissioned.

PART II  GENERAL TERMS APPLICABLE TO PARTS I AND II

A4.      Rates, Terms and Conditions subject to change at VDI's discretion.

IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, INCLUDING WITHOUT LIMITATION,
SECTION 2.4, RATES, TERMS AND CONDITIONS IN THIS SCHEDULE ARE SUBJECT TO CHANGE AT VDI'S DISCRETION.

A5. Special Terms for Placing Orders for GlobalWave Terminals and other GlobalWave Products.

Changes to the shipping date associated with individual VDI approved Purchase Orders shall be submitted in writing to VDI no less than 40 days from the proposed shipping date.

A6.      Additional Rights and Obligations of the Parties.

         (i)      Business Development

VDI shall use commercially reasonable efforts to provide business development assistance to AMCI including identification of potential customer contacts and other business support efforts mutually agreed upon by the Parties from time to time.

         (ii)     Customer Service

The GlobalWave Customer Service Center can be contacted 24 hours per day, seven days per week. GlobalWave problems and questions should be reported to the center by calling 1-888-311-9283.

         (iii)    Designated Contacts

The employee or representative of VDI who shall be the designated contact is Bjorn T. Svinterud and the alternate designated contact is Michael Gallagher. For purposes of this Agreement, the Distributor's designated contact shall be and the alternate designated contact shall be . Either party may change is designated contact or the alternate designated contact at any time upon written notice to the other party, provided that there is no more than one designated contact and one alternate designated contact at any time.

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                                   Schedule B

             To the GlobalWave Non-Exclusive Distribution Agreement Between AMCI and VISTAR Datacom Inc.

                  (hereinafter referred to as the "Agreement")
                               dated June 7, 2000


B1. Capitalized terms shall have the same meaning as set out in the Non-Exclusive GlobalWave(tm) Distribution
         Agreement.

B2.      Non-Exclusive Territory and Market Segment

AMCI will be VDI's non-exclusive distributor of GlobalWave Products and Services for **** applications, throughout the contiguous 48 United States and Canada throughout the Term of the Agreement. It is expressly understood that AMCI is prohibited from acting as a distributor for the railcar market sector within the contiguous 48 States and Canada.

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                                                                      Schedule C

             To the GlobalWave Non-Exclusive Distribution Agreement Between AMCI and VISTAR Datacom Inc.

                  (hereinafter referred to as the "Agreement")
                               dated June 7, 2000

C1.      GlobalWave Value Added Server

o        Terms and conditions to be determined.

C2.      Promotional Material

o        Terms and conditions to be determined.

C3.      Billing Services

o        Terms and conditions to be determined.



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